SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for  Use  of  the  Commission  Only  (as  permitted  by  Rule
       14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive  Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            BADGER PAPER MILLS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                            BADGER PAPER MILLS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 9, 2000


To the Shareholders of Badger Paper Mills, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Badger Paper Mills, Inc. will be held on Tuesday, May 9, 2000, at 10:00 a.m. local time, at the Best Western Riverfront Inn, 1821 Riverside Avenue, Marinette, Wisconsin, for the following purposes:

1. To elect two directors to hold office until the 2003 annual meeting of shareholders and until their successors are duly elected and qualified;

2. To consider and act on a shareholder proposal from a group of shareholders affiliated with James D. Azzar that shareholder approval be required for any sale, lease or other disposition of assets having a market value in excess of 5 percent of the aggregate market value of all the Company's assets, 5 percent of the aggregate market value of the outstanding stock of the Company, or 10 percent of the earning power or income of the Company.

3. To consider and act on any other business as may properly come before the meeting or any adjournment or postponement thereof.

The close of business on March 13, 2000, has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

A proxy for the meeting and a proxy statement are enclosed herewith.

                                            By Order of the  Board of  Directors
                                            BADGER PAPER MILLS, INC.


                                            /s/  Mark D. Burish
                                            ------------------------------------
                                            Mark D. Burish
                                            Corporate Secretary

Peshtigo, Wisconsin
April 7, 2000

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY HOW YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

                            BADGER PAPER MILLS, INC.
                              200 West Front Street
                         Peshtigo, Wisconsin 54157-0149


                                 PROXY STATEMENT
                                       for
                         ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 9, 2000

          This proxy statement is being furnished to shareholders by the Board of Directors (the "Board") of Badger Paper Mills, Inc. (the "Company" or "Badger") beginning on or about April 7, 2000, in connection with a solicitation of proxies by the Board for use at the Annual Meeting of Shareholders to be held on Tuesday, May 9, 2000, at 10:00 a.m. local time, at the Best Western Riverfront Inn, 1821 Riverside Avenue, Marinette, Wisconsin, and all adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

          Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is first exercised by giving notice thereof to the Company in writing at or before the Annual Meeting.

          A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted (i) "FOR" the two persons nominated for election as directors referred to herein, (ii) "AGAINST" the shareholder proposal from a group of shareholders affiliated with James D. Azzar (the "Azzar Group") that shareholder approval be required for any sale, lease or other disposition of 5 percent or more of the assets of the Company, and (iii) on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors and the shareholder proposal, the Board has no knowledge of any other matters to be presented for action by the shareholders at the Annual Meeting.

          Only holders of record of the Company's common stock, no par value (the "Common Stock") as of the close of business on March 13, 2000, are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 1,974,168 shares of Common Stock, each of which is entitled to one vote per share.

                              ELECTION OF DIRECTORS

          The Company's By-Laws provide that the directors shall be divided into three classes, with staggered terms of three years each. At the Annual Meeting, the shareholders will elect two directors to hold office until the 2003 annual meeting of shareholders and until their successors are duly elected and qualified. Unless shareholders otherwise specify, shares represented by the proxies received will be voted in favor of the election as directors of the two persons named as nominees herein. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board. Directors will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors. Votes will be tabulated by inspectors of election appointed by the Board.

          The following sets forth certain information, as of March 13, 2000, about the Board's nominees for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting.

                   Nominees for Election at the Annual Meeting

                Class I, Term expiring at the 2003 Annual Meeting

          L. Harvey Buek, 58, was appointed to the Board of Directors in May 1998 to fulfill the term of Claude L. Van Hefty, former President and Chief Executive Officer of the Company who retired in March 1998. Mr. Buek is a consultant based in Everett, Washington, and served as Interim President of Badger Paper Mills, Inc. from March through July 1998. Mr. Buek's extensive experience in the paper industry includes 29 years with Scott Paper Company, including as Vice President-Everett (Washington) Operations from 1991 to his retirement in 1994.

          Thomas W. Cosgrove, 59, was elected President of the Company and appointed to the Board of Directors in July 1998 to fulfill the term of Ralph D. Searles, who retired from the Board in May 1998. Prior to July 1998, Mr. Cosgrove held various positions with Scott Paper Company (now Kimberly Clark Corporation) over a 33 year period, including General Manager of Kimberly Clark's Marinette and Oconto Falls, Wisconsin Divisions from September 1990 until July 1998.

          THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE "FOR" BOTH NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" BOTH NOMINEES.

                         Directors Continuing in Office

               Class II, Term expiring at the 2001 Annual Meeting

          Thomas J. Kuber, 59, has served as a director of the Company since 1995 and Chairman of the Board of Directors since October 1997. Mr. Kuber has been President of K&K Warehousing located in Menominee, Michigan since 1973, and was Chief Executive Officer of Great Lakes Pulp & Fibre, Inc., also located in Menominee, Michigan, from 1993 through September 1997.

          John R. Peterson, 43, has served as a director of the Company since 1997. Mr. Peterson has been a Managing Director of Tucker Anthony Incorporated, Milwaukee, Wisconsin since 1995. From 1982 to 1994, he practiced corporate law at Godfrey & Kahn, S. C., Milwaukee, Wisconsin.

               Class III, Term expiring at the 2002 Annual Meeting

          Mark D. Burish, 46, has served as a director of the Company since May 1997. Mr. Burish has been President of the Madison, Wisconsin law firm of Hurley, Burish & Milliken, S. C., the Company's outside counsel, since 1984.

          James L. Kemerling, 60, has served as a director of the Company since March 1997. Mr. Kemerling is a consultant based in Wausau, Wisconsin, and is a director of WPS Resources Corporation, a public utility holding corporation based in Green Bay, Wisconsin.


                               BOARD OF DIRECTORS

General

          The Board had standing Audit, Compensation and Strategic Planning Committees in 1999.

          The Audit Committee is responsible for reviewing (i) the scope of annual audit activities; (ii) professional services performed by auditors approved by the Board and (iii) the independence of such auditors. The Audit Committee also reviews the annual financial statements of the Company and such other matters with respect to the accounting, auditing and financial reporting practices and procedures of the Company as it may find appropriate or as have been brought to its attention. The Audit Committee held one meeting in 1999. John R. Peterson (Chairman), L. Harvey Buek and James L. Kemerling are the members of the Audit Committee.

          The Compensation Committee reviews executive compensation policies and also recommends from time to time to the Board compensation of the elected officers of the Company. The Compensation Committee held three meetings in 1999. Mark D. Burish (Chairman) and James L. Kemerling are the members of the Compensation Committee.

          The Strategic Planning Committee meets for the purpose of reviewing, restructuring, streamlining operations, cost reduction strategies, and business strategies. The Strategic Planning Committee met five times during 1999. Thomas
J. Kuber (Chairman), James L. Kemerling and Thomas W. Cosgrove were members of the Strategic Planning Committee.

          The Board has no nominating committee. The Board selects the director nominees to stand for election at the Company's annual meetings of shareholders and to fill vacancies occurring on the Board. The Board will consider nominees recommended by shareholders, but has no established procedures which shareholders must follow to make a recommendation.

          The Board held four meetings in 1999. During 1999, each director attended at least 75% of the aggregate of the total meetings held by the Board and the total meetings held by all committees on which each such director served.


Directors Compensation

          In 1999, directors received a quarterly retainer payable in Common Stock with a market value of $3,750.


                             PRINCIPAL SHAREHOLDERS

          The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 13, 2000 by: (i) each director and nominee; (ii) the executive officers named in the Summary Compensation Table set forth below; (iii) all of the directors, nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group; and (iv) each person or other entity known by the Company to own beneficially more than 5% of the class of Common Stock. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned.

                                                 Shares of           Percent of
                                                Common Stock        Common Stock
                                                Beneficially        Beneficially
             Name of Beneficial Owner              Owned               Owned
             ------------------------           ------------        ------------

L. Harvey Buek, Director....................       4,079                   *

Mark D. Burish, Director and
  Corporate Secretary.......................      22,487(1)              1.14

Thomas W. Cosgrove, Director and
  President.................................       4,230                   *

James L. Kemerling, Director................       6,957                   *

Thomas J. Kuber, Director and
  Chairman of the Board.....................      71,621                3.63

John R. Peterson, Director..................       5,754                   *

All directors, nominees and executive
  officers as a group (10 persons)..........     119,995(2)              6.08

Edwin A. Meyer, Jr..........................     303,074(3)             15.36

James D. Azzar..............................     276,864(4)             14.03

Walter F. Adrian............................     112,000(5)              5.68

Donna M. Burish.............................     112,598(6)              5.71

----------------------------
*Denotes less than 1%.

(1) Includes 1,000 shares owned by Mr. Burish's spouse and 400 shares owned by Mr. Burish's minor children. Mr. Burish disclaims beneficial ownership of such shares.

(2) In the aggregate, directors and executive officers have sole voting and dispositive power with respect to 116,295 shares and in the aggregate, directors and executive officers have shared voting and dispositive power with respect to 3,700 shares.

(3) The share amounts listed are from the Schedule 13G dated October 7, 1998, filed with the Securities and Exchange Commission and the Company. Amounts shown include 51,510 shares as to which Mr. Meyer has voting rights but disclaims beneficial ownership. Mr. Meyer's address is 7255 Cortland Circle, Egg Harbor, Wisconsin 54209.

(4) According to report of beneficial ownership on an amended Schedule 13D dated February 18, 1998, James D. Azzar, Bomarko, Inc. ("Bomarko") and Extrusions Division, Inc. ("EDI") (collectively referred to as the "Azzar Group") constitute a "group" with respect to the acquisition of Common Stock. Of the reported shares, 276,664 are owned by Bomarko, and 200 are owned by EDI. Mr. Azzar is deemed to beneficially own all of such shares in his capacity as chairman of the board, chief executive officer and director of, and investor in, Bomarko, and president, sole director and sole shareholder of EDI. Mr. Azzar's address is 208 Pioneer Club Road, East Grand Rapids, Michigan 49506. The address of Bomarko's principal office is North Oak Road, P. O. Box K, Plymouth, Indiana 46563. The address of EDI's principal office is 208 Pioneer Club Road, East Grand Rapids, Michigan 49506.

(5) The share amount listed is from the Schedule 13G dated April 17, 1995 filed with the Securities and Exchange Commission and the Company. Mr. Adrian's address is 201 Emery Avenue, South, Peshtigo, Wisconsin 54157.

(6) The share amount listed is the best information available to the Company as of the date of this proxy statement. Mrs. Burish's address is 352 Brown Avenue, South, Peshtigo, Wisconsin 54157.


                             EXECUTIVE COMPENSATION

Summary Compensation Information

          The following table sets forth certain information concerning the compensation paid by the Company for its last three fiscal years to the executive officers of the Company who earned over $100,000 combined base salary and bonus in 1999. The persons named in the table are sometimes referred to herein as "named executive officers."

                           SUMMARY COMPENSATION TABLE

                                                                               Long-Term
                                                                              Compensation
                                              Annual Compensation                Awards
                                     -------------------------------------    -------------
                                                                 Other         Securities
                                                                 Annual        Underlying       All Other
     Name and                                                 Compensation    Stock Options    Compensation
Principal Position           Year    Salary($)    Bonus($)       ($)(1)         (#)(1/2)          ($)(3)
------------------           ----    ---------    --------    ------------    -------------    ------------

Thomas W. Cosgrove           1999    $165,786     $12,960            -        -                  $11,536
  Pres. & CEO                1998    $ 72,193           -            -        20,000 shares      $ 2,898


Michael J. Bekes             1999    $146,917     $12,550            -        -                  $16,260
  Vice Pres. &               1998    $143,516           -            -        10,000 shares      $14,040
  COO                        1997    $133,000           -            -        -                  $19,435


Mark C. Neumann              1999    $116,604     $ 9,900            -        -                  $10,102
  Vice Pres. Sales           1998    $120,395     $10,000            -        10,000 shares      $ 8,948
                             1997    $ 80,000           -            -        -                  $ 6,870

Clifton A. Martin            1999    $ 93,307     $ 7,830            -        -                  $ 8,840
  Vice Pres.                 1998    $ 83,602           -            -        -                  $ 7,894
  Badger Flex. Pkg. D   iv.  1997    $ 73,713     $ 5,000            -        -                  $13,656

(1) Except as indicated, the aggregate amount of such compensation for the indicated person was less than 10% of the total salary and bonus reported for the named executive officer in the Summary Compensation Table in each year.

(2)  Consists of stock options awarded under the 1998 Stock Option Plan.

(3) Consists of (a) payments made by the Company under the Company's Profit Sharing Plan and Trust for Non-Union Employees in the amounts of $2,898 and $10,474 to Mr. Cosgrove in 1998 and 1999, respectively; (b) life insurance premiums paid by the Company in the amount of $1,062 for Mr. Cosgrove in 1999; (c) payments made by the Company under the Company's Profit Sharing Plan and Trust for Non-Union Employees in the amounts of $9,588, $8,677 and $10,054 to Mr. Bekes in 1997, 1998 and 1999, respectively; (d) vacation paid in lieu of time off to Mr. Bekes in the amounts of $9,847, $5,363 and $5,654 in 1997, 1998 and 1999, respectively; (e) life insurance premiums paid by the Company in the amount of $552 for Mr. Bekes in 1999; (f) payments made by the Company under the Company's Profit Sharing Plan and Trust for Non-Union Employees in the amounts of $4,293, $6,833 and $7,307 to Mr. Neumann in 1997, 1998 and 1999, respectively; (g)vacation paid in lieu of time off in the amount of $2,577, $2,115 and $2,242 to Mr. Neumann in 1997, 1998 and 1999, respectively; (h) payments made by the Company under the Company's Profit Sharing Plan and Trust for Non-Union Employees in the amounts of $4,306, $4,052 and $5,243 to Mr. Martin in 1997, 1998 and 1999, respectively; (i) vacation paid in lieu of time off in the amounts of $2,885, $3,346 and $1,783 to Mr. Martin in 1997, 1998 and 1999,
     respectively; (j) back pay to Mr. Martin of $212 and $1,263 in 1997 and 1999, respectively; (k) banked vacation pay of $6,139 to Mr. Martin in 1997; (l) life insurance premiums paid by the Company in the amounts of $114, $496 and $552 for Mr. Martin in 1997, 1998 and 1999, respectively.


Stock Options

          The Company did not grant any stock options to named executive officers in 1999. The following table sets forth the number of exercisable and unexercisable options held by the named executive officers at the end of 1999. None of these options were deemed to have any value at the end of 1999 because, in all cases, the exercise price of the options was greater than the market value of a share of Common Stock at the end of 1999.

                              Number of Shares Underlying Options at End of 1999
                              --------------------------------------------------
                                    Exercisable              Unexercisable
                                    -----------              -------------
Thomas J. Cosgrove                    13,332                     6,668
Michael J. Bekes                       6,666                     3,334
Mark C. Neumann                       10,000                         0
Clifton A. Martin                      6,666                     3,334


Agreements with the Named Executive Officers

          At the time of his employment in July 1998, the Company and Mr. Cosgrove entered into an agreement providing for, among other things, his starting salary, health and other benefits, and life and disability insurance. The agreement also provides that upon severance of Mr. Cosgrove's employment by the Company for any reason, the Company will pay him six times his last monthly base salary as a severance payment.

          In December 1998, the Company and Mr. Neumann entered into an agreement providing for, among other things, certain severance payments to Mr. Neumann upon the termination of his employment with the Company in certain circumstances, including a "change in control" as defined in such agreement. If Mr. Neumann's employment with the Company terminates prior to a change in control for any reason other than death, disability, for cause or voluntarily, then the Company will continue to pay his base compensation for six months. If Mr. Neumann's employment with the Company terminates within one year after a change in control for any reason other than death, disability or cause, then the Company will continue to pay his base compensation for twelve months. If his employment terminates more than one year after a change in control for any reason other than death, disability, cause or voluntarily, then the Company will continue to pay his base compensation for six months; provided that his decision to terminate his employment after a material diminishment of his duties or responsibilities or a reduction in his base pay will not be deemed voluntary. A "change in control" under the agreement is defined as having the same meaning as a change in control under the 1998 Stock Option Plan.

Certain Relationships and Transactions

          One of our directors, L. Harvey Buek, is the owner of LHM-O&M Consulting, a consulting company that Badger engaged in 1999 to provide general management and manufacturing consulting services. Badger paid LHM-O&M Consulting a total of $72,000 for such services in 1999.

Report on Executive Compensation

          Executive officer compensation is established through recommendations of the Compensation Committee of the Board. The Compensation Committee meets as necessary to review with the President the performance of executive officers of the Company, and without him in the evaluation of his services. The Compensation Committee recommends executive compensation to the Board, which then makes its decisions as to such matters after review and deliberation. The Compensation Committee also is responsible for establishing and administering policies which govern incentives.

          The philosophy of the Compensation Committee with respect to executive officer compensation is to position base salaries in the middle of perceived comparable market compensation. The Compensation Committee makes a review of compensation for companies perceived by the Compensation Committee to be similar, based on available public information. The companies included in that review are not necessarily the same as the companies included in the S&P Paper & Forestry Products Index used in the following performance graph. The Compensation Committee then establishes base salaries for the various executive officer positions based on what the Compensation Committee perceives to be the mid-range of salaries for positions which, in the Compensation Committee's judgment, are comparable in responsibilities and function.

          Section 162(m) Limitation. It is anticipated that all 2000 compensation to executives will be fully deductible under Section 162(m) of the Internal Revenue Code and therefore the Compensation Committee determined that a policy with respect to qualifying the compensation paid to executive officers for deductibility is not necessary.

                            BADGER PAPER MILLS, INC.
                             COMPENSATION COMMITTEE

                            Mark D. Burish, Chairman
                               James L. Kemerling

                             PERFORMANCE INFORMATION

          The following graph compares on a cumulative basis changes during the past five years in (a) the total shareholder return on the Common Stock with (b) the total return on the Standard & Poor's 500 Stock Index (the "Standard & Poor's Index") and (c) the total return on the S&P Paper & Forestry Products Index (the "PF Products Index"). Such changes have been measured by dividing (a) the sum of (i) the amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the price per share at the end of and the beginning of the measurement period, by (b) the price per share at the beginning of the measurement period. The graph assumes $100 was invested on December 31, 1994 in Common Stock, the Standard & Poor's Index and the PF Products Index.


[GRAPHIC OMITTED]


                         -------------------------------------------------------
Company/Index            Dec94    Dec95     Dec96     Dec97     Dec98     Dec99
--------------------------------------------------------------------------------
BADGER PAPER MILLS INC   $100    $163.25   $ 91.38   $ 85.84   $ 88.61   $ 58.15
--------------------------------------------------------------------------------
S&P 500 INDEX             100     137.58    169.17    225.60    290.08    351.12
--------------------------------------------------------------------------------
PAPER & FOREST
  PRODUCTS-500            100     110.10    121.79    130.59    133.18    186.22
--------------------------------------------------------------------------------

SHAREHOLDER PROPOSAL

Shareholder Proposal and Shareholder Statement in Support of Proposal

Extrusions Division, Inc., 208 Pioneer Club Road, East Grand Rapids, Michigan, Bomarko, Inc., North Oak Road, Post Office Box K, Plymouth, Indiana and James D. Azzar, 208 Pioneer Club Road, East Grand Rapids, Michigan (who are collectively referred to as the "Azzar Group"), have notified the Company that they intend to present the following proposal at the Annual Meeting. The Company is not obligated to present this proposal at the Annual Meeting, so unless a member or an authorized representative of the Azzar Group properly present the proposal at the Annual Meeting, the proposal will not be introduced as an item of business at the Annual Meeting.

Shareholder Proposal

                    RESOLVED, that the shareholders of Badger Paper Mills, Inc. (the "Corporation"), hereby approve the addition of new Article XII to the Corporation's Articles of Incorporation, which shall read in its entirety as follows:

          In addition to any affirmative vote required by law or these Articles of Incorporation, the affirmative vote of a majority of the Corporation's outstanding shares of stock shall be required for the approval of any sale, lease, exchange, transfer or other disposition, in one transaction or a series of related transactions, of assets of the Corporation or a subsidiary of Corporation, other than sales of products or inventory in the ordinary course of business, if those assets: (1) have an aggregate market value equal to at least 5% of the aggregate market value of all the assets, determined on a consolidated basis, of the Corporation; (2) have an aggregate market value equal to at least 5% of the aggregate market value of all the outstanding stock of the Corporation; or (3) represent at least 10% of the earning power or income, determined on a consolidated basis, of the Corporation.

          Prior to soliciting approval of such a transaction or transactions from the Corporation's shareholders, the Board of Director shall provide the shareholders with a detailed written report describing the identity of the proposed transferee; the background of the proposed transaction; the anticipated economic effects of the transaction on the Corporation; the Corporation's efforts in soliciting competing proposals for similar transactions; and a summary of all other proposals or indications of interest in or for similar transactions that the Board has received, including the price or other consideration offered in such proposals or indications of interest.

Supporting Statement

                    This proposal is submitted by Bomarko, Inc., Extrusions Division, Inc. and James Azzar, investors who own over 14% of the Corporation's outstanding common stock.

                    Wisconsin law requires shareholder approval of sales or dispositions of all or substantially all of a corporation's property outside the ordinary course of business. Thus, as long as "all or substantially all" of the Corporation's assets aren't involved, the Board could divest substantial, important assets without soliciting shareholder approval, and shareholders could find that the character or value of the Corporation has changed dramatically without their consent.

                    While the Board has a fiduciary duty to the shareholders, we believe that a more open and democratic process will help ensure that Board decisions which may fundamentally change the Corporation are in the best interests of the Corporation and its shareholders. Article VIII of the Corporation's Bylaws, which requires reports to the shareholders if the Corporation receives proposals to acquire the Corporation or all or substantially all of its assets, implicitly recognizes that shareholders should be informed of all significant transactions. Why not extend this concept to similar transactions that, while not rising to the threshold of a complete sale, could nonetheless have significant and dramatic effects on the Corporation?"

Board's Statement of Position Against Proposal

Over the past four years, the Azzar Group has submitted numerous proposals for consideration at annual or special meetings of the Company's shareholders. All of these Azzar Group proposals have been defeated by wide margins. A number of these proposals would, like the proposal currently under consideration, have imposed severe restrictions on how the Company is managed and how the Company's Board and management make decisions.

At last year's annual meeting of shareholders, the Azzar Group proposed, and the Company shareholders voted down, a proposal that the Company publicly disclose every inquiry, discussion and expression of interest relating to the sale or merger of the Company's business or its assets. This year the Azzar Group intends to submit a proposal to require public disclosure and then shareholder approval for much smaller sales of Company assets.

The Board urges shareholders to reject this latest Azzar Group proposal because:

          o It is unclear which proposed sales or transfers of Company assets would be subject to these disclosure and shareholder vote requirements. For example, a determination that a Company asset or assets might represent "at least 10% of the earning power or income" of the Company is a subjective test. Another problem with the Azzar Group proposal is determining when the threshold tests have to be satisfied: at the time a letter of intent is signed, at the time of closing or at all significant dates during the entire process? Unless the requirements are clear, the Board will be reluctant to proceed with a transaction without complying with the burdensome and costly procedures required by the Azzar Group proposal, including the receipt of shareholder approval.

          o The current Azzar Group proposal will discourage potential parties from dealing with the Company. The public disclosure and shareholder vote requirements included in the Azzar Group proposal would deter third parties from negotiating with the Company. Business acquisitions, and sales of assets, are best handled with confidentiality and secrecy. If the Company is forced to disclose publicly its business strategy and negotiating posture, the Company, and the third parties with whom the Company proposes to deal, will be at a significant competitive disadvantage.

          o    The  procedures   for  public   disclosure  and  the  receipt  of
               shareholder approval for routine business transactions as incorporated in the Azzar Group proposal are unusual, cumbersome, costly and would unnecessarily tie the hands of Company management in running the business. In addition to the calculation problems cited above, the Azzar Group proposal would add significantly to the time, cost and difficulties associated with ordinary course transactions. On balance, the Azzar Group's proposal would divert the resources and attention of Company management from making paper to pushing paper.


Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "AGAINST" THIS SHAREHOLDER PROPOSAL. For the reasons identified above under the caption "Board's Statement of Position Against Proposal," the Board believes the proposal is not in the best interests of the Company and its shareholders. IF THIS PROPOSAL IS PRESENTED AT THE ANNUAL MEETING, SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "AGAINST" THE PROPOSAL.

Vote Required

The number of votes cast "FOR" this shareholder proposal must exceed the number of votes cast "AGAINST" this shareholder proposal to approve this shareholder proposal. Consequently, abstentions and broker nonvotes will have no impact on the approval or disapproval of the proposal.


MISCELLANEOUS

Independent Auditors

          Grant Thornton LLP ("Grant Thornton") served as the Company's independent auditors in 1999. Representatives of Grant Thornton are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.


Shareholder Proposals

          Any shareholder entitled to submit proposals to be considered at the 2001 annual meeting shall be a record or beneficial owner of at least 1% or $1,000 in market value of Common Stock at the time the proposal is submitted, shall have held said Common Stock for at least one year, and shall continue to own said Common Stock through the date on which the annual meeting is held. Proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, which shareholders of the Company intend to present at and have included in the Company's proxy statement for the 2001 Annual Meeting of Shareholders must be received by the Company by the close of business December 8, 2000. If the Company receives notice of a shareholder proposal that is submitted other than pursuant to Rule 14a-8 after February 21, 2001, the notice will be deemed untimely and the persons named in proxies solicited by the Board for the 2001 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such shareholder proposal.


Other Matters

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports concerning their ownership of Company equity securities with the Securities and Exchange Commission and the Company. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that during the fiscal year ended December 31, 1999, all its directors and executive officers complied with the Section 16(a) filing requirements.

          The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.



                                            By Order of the  Board of  Directors
                                            BADGER PAPER MILLS, INC.


                                            /s/  Mark D. Burish
                                            ------------------------------------
                                            Mark D. Burish
                                            Corporate Secretary

April 7, 2000

PROXY                                                                      PROXY

                            BADGER PAPER MILLS, INC.

                       Solicited by the Board of Directors
               for the Annual Meeting of Shareholders-May 9, 2000

The undersigned Shareholder of Badger Paper Mills, Inc. hereby appoints Mark D. Burish and James L. Kemerling, and each of them Proxies, with power of substitution, to vote at the Annual Meeting of Shareholders of the company to be held at the Best Western Riverfront Inn, 1821 Riverside Avenue, Marinette,
Wisconsin, on Tuesday, May 9, 2000, at 10:00 a.m., local time, or at any adjournment or postponement thereof, on the matters described on the reverse side.

The Board of Directors  Favors a Vote FOR All Nominees,  AGAINST Item 2, and FOR
Item 3.



                  (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------

                            BADGER PAPER MILLS, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]


The Board of Directors Favors a             The Board of Directors Favors a Vote
Vote FOR All Nominees.                      AGAINST The Shareholder Proposal.

1. Election of Directors-                   2. Shareholder Proposal
   Nominees:                                   that shareholder
   01-L. Harvey Buck                           approval be required
   and                                         for any sale, lease
   02-Thomas W.                                or other disposition
      Cosgrove                                 of 5% or more of the
                                               assets of the Company.
          WITH-
    FOR   HELD   FOR ALL                       FOR   AGAINST   ABSTAIN
    ALL   ALL    EXCEPT*                       [ ]     [ ]       [ ]
    [ ]   [ ]    [ ]


                                            3. In the discretion of
                                               the proxies, the
                                               transaction of such
                                               other business which
-----------------------------------            may properly come
    *(Except nominee written above.)           before the meeting,
                                               all as described in
                                               the Notice of 2000
                                               Annual Meeting.

                                               FOR   AGAINST   ABSTAIN
                                               [ ]     [ ]       [ ]


                                            The Shares Represented By This Proxy
                                            Will Be Voted As  Directed  on Items
                                            1, 2 and 3, But  Where No  Direction
                                            Is  Indicated,  Will  Be  Voted  FOR
                                            Items 1 and 3, and AGAINST Item 2.


                                            Dated: _______________________, 2000

                                            Signature(s)
                                                        ------------------------

                                            ------------------------------------
                                            IMPORTANT:  Please  sign  exactly as
                                            name  appears.  Joint owners  should
                                            both sign. When signing as attorney,
                                            executor, administrator,  trustee or
                                            guardian,  please give full title as
                                            such. If a corporation,  please sign
                                            in  full   corporate   name  by  the
                                            President   or   other    authorized
                                            officer.  If a  partnership,  please
                                            sign  in  partnership   name  by  an
                                            authorized person.


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                             YOUR VOTE IS IMPORTANT!


               PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT
                     PROMPTLY IN THE ACCOMPANYING ENVELOPE.